Exhibit 2.1

First Amendment to BUSINESS COMBINATION AGREEMENT

This FIRST Amendment to THE BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of November 4, 2023, is entered into by and among Redwoods Acquisition Corp., a Delaware corporation (“Buyer”), ANEW MEDICAL SUB, INC., a Wyoming corporation (“Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (the “Company”). Buyer, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement dated as of May 30, 2023 (the “Business Combination Agreement”);

WHEREAS, pursuant to Section 8.3 of the Business Combination Agreement, the Business Combination Agreement may be amended or modified prior to the Closing (as defined in the Business Combination Agreement), by a written agreement executed and delivered by the Parties; and

WHEREAS, the Parties hereto wish to amend the Business Combination Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination. Section 7.1 (d) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“by either Redwoods or the Company, if the transactions contemplated by this Agreement (including the Closing) shall not have been consummated on or prior to March 4, 2024 (the “Termination Date”); provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Redwoods if any Redwoods Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”

3. No Other Amendments; Effect of Amendment. Except for the amendments expressly set forth in this Amendment, the Business Combination Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Business Combination Agreement for all purposes, and the Parties shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Parties.

4. Governing Law; Waiver of Jury Trial; Jurisdiction. Section 8.5, Section 8.15 and 8.16 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Amendment.

5. Further Assurance. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Amendment transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Amendment.

[The remainder of this page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

REDWOODS ACQUISITION CORP.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Signature Page to Amendment to Business Combination Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

ANEW MEDICAL SUB, INC.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

ANEW MEDICAL, INC.

By:	/s/ Joseph Sinkule
Name:	Joseph Sinkule
Title:	Chief Executive Officer

Signature Page to Amendment to Business Combination Agreement

3